Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture, dated as of February 14, 2014, (this “Second Supplemental Indenture”) among Perrigo Company plc, an Irish public limited company (the “Company”), Elan Corporation Limited (formerly Elan Corporation, plc), Elan Holdings Limited, Elan Pharma International Limited, Elan Regulatory Holdings Limited, Elan Science Five Limited, Keavy Finance Limited and The Institute Of Biopharmaceutics Limited (each an “Elan Guarantor”, and collectively the “Elan Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Guarantors (as defined in the Indenture) and the Trustee are parties to an indenture (the “Indenture”), dated as of November 8, 2013, as supplemented by the First Supplemental Indenture among the Company, the Initial Guarantors, the Perrigo Guarantors (as defined therein) and the Trustee, dated as of December 18, 2013, providing for the issuance by the Company of $500,000,000 aggregate principal amount of 1.30% Senior Notes due 2016 (the “2016 Notes”), $600,000,000 aggregate principal amount of 2.30% Senior Notes due 2018 (the “2018 Notes”), $800,000,000 aggregate principal amount of 4.00% Senior Notes due 2023 (the “2023 Notes”) and $400,000,000 aggregate principal amount of 5.30% Senior Notes due 2043 (the “2043 Notes” and, together with the 2016 Notes, the 2018 Notes and the 2023 Notes, the “Notes”);

WHEREAS, Section 1014 of the Indenture provides that under certain circumstances, a Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall irrevocably and unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “New Guarantee”); and

WHEREAS, pursuant to Section 903 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to be Bound. Each Elan Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

(3) Guarantee. Each Elan Guarantor agrees, on a joint and several basis with all existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the obligations of the Company pursuant to and as set forth in Article Seventeen of the Indenture.

(4) Release of Guarantee.

(a) The Guarantee of each Elan Guarantor shall be automatically and unconditionally released and discharged upon:

(i) the consummation of any transaction permitted under the Indenture (including a sale, transfer, disposition or distribution of such Guarantor to a Person that is not the Company or one of its Subsidiaries) resulting in such Guarantor ceasing to be a Subsidiary;

(ii) upon the merger or consolidation of any Guarantor with and into the Company or upon the liquidation of such Guarantor following the transfer of all of its assets to the Company;

(iii) the release or discharge of the guarantee by such Guarantor of all outstanding indebtedness under the Permanent Credit Facilities; or

(iv) the exercise by the Company of its legal defeasance option or covenant defeasance option pursuant to Article Fourteen of the Indenture or the discharge of the Company’s obligations under the Indenture in accordance with the terms of the Indenture; and

(b) such Guarantor delivering to the Trustee an Officers’ Certificate of such Guarantor or the Company and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction or release and discharge have been complied with.

(5) Severability. In case any provision of this New Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(6) Benefits. Acknowledged. Each of the Elan Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that its guarantee and waivers (to the extent permitted by applicable law) pursuant to the New Guarantee are knowingly made in contemplation of such benefits.

(7) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of an Elan Guarantor shall have any liability for any obligations of the Company or the Guarantors (including an Elan Guarantor) under the Notes, any Guarantees, the Indenture or this Second Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(8) Trustee Disclaimer. The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Company and the Elan Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Second Supplemental Indenture.

(9) Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterparty may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(10) Headings. The headings of the sections in this Second Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

Perrigo Company plc

By:	/s/ Judy L. Brown
Name:	Judy Brown
Title:	Executive Vice President

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

Present when the Common Seal of Elan Corporation Limited was affixed to this deed and this deed was delivered

By:	/s/ Mary Sheahan
Name:	Mary Sheahan
Title:	Director

By:	/s/ William F. Daniel
Name:	William F. Daniel
Title:	Director and Company Secretary

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

Present when the Common Seal of Elan Holdings Limited was affixed to this deed and this deed was delivered

By:	/s/ Mary Sheahan
Name:	Mary Sheahan
Title:	Director

By:	/s/ William F. Daniel
Name:	William F. Daniel
Title:	Director and Company Secretary

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

Present when the Common Seal of Elan Pharma International Limited was affixed to this deed and this deed was delivered

By:	/s/ Mary Sheahan
Name:	Mary Sheahan
Title:	Director

By:	/s/ William F. Daniel
Name:	William F. Daniel
Title:	Director and Company Secretary

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

Present when the Common Seal of Elan Regulatory Holdings Limited was affixed to this deed and this deed was delivered

By:	/s/ Mary Sheahan
Name:	Mary Sheahan
Title:	Director

By:	/s/ William F. Daniel
Name:	William F. Daniel
Title:	Director and Company Secretary

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

Present when the Common Seal of Elan Science Five Limited was affixed to this deed and this deed was delivered

By:	/s/ Mary Sheahan
Name:	Mary Sheahan
Title:	Director

By:	/s/ William F. Daniel
Name:	William F. Daniel
Title:	Director and Company Secretary

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

Present when the Common Seal of Keavy Finance Limited was affixed to this deed and this deed was delivered

By:	/s/ Mary Sheahan
Name:	Mary Sheahan
Title:	Director

By:	/s/ William F. Daniel
Name:	William F. Daniel
Title:	Director and Company Secretary

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

Present when the Common Seal of The Institute Of Biopharmaceutics Limited was affixed to this deed and this deed was delivered

By:	/s/ Mary Sheahan
Name:	Mary Sheahan
Title:	Director

By:	/s/ William F. Daniel
Name:	William F. Daniel
Title:	Director and Company Secretary

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

[Signature Page to Second Supplemental Indenture]